UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1 to Form 8-K)

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

SHORETEL, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive,Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

This form 8-K/A amends the Current Report on Form 8-K of ShoreTel, Inc. (“ShoreTel”), filed on January 8, 2016, regarding the acquisition of Corvisa LLC (“Corvisa”) pursuant to the terms of a Membership Interest Purchase Agreement dated as of December 21, 2015 (the “Agreement”) by and among ShoreTel, Novation Companies, Inc. (“Parent”) and Corvisa Services LLC (“Seller”). The sole purpose of this amendment is to provide the financial statements and pro forma information required by Item 9.01, which were excluded from the original filing in reliance on paragraph (a)(4) of Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
The audited consolidated financial statements of Corvisa LLC, as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014 are filed hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information.
The unaudited pro forma condensed combined balance sheet for ShoreTel, Inc. and Corvisa LLC as of September 30, 2015 and unaudited pro forma condensed combined statement of operations of ShoreTel, Inc. and Corvisa LLC, for the three months ended September 30, 2015 and for the year ended June 30, 2015, are filed hereto as Exhibit 99.2.

(d)	Exhibits

Exhibit 23.1	Consent of Independent Certified Public Accountants.

Exhibit 99.1	Audited consolidated financial statements of Corvisa LLC, as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014.

Exhibit 99.2
Unaudited pro forma condensed combined balance sheet for ShoreTel, Inc. and Corvisa LLC as of September 30, 2015 and unaudited pro forma condensed combined statement of operations of ShoreTel, Inc. and Corvisa LLC, for the three months ended September 30, 2015 and for the year ended June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoreTel, Inc.

Date: February 12, 2016	By:	/s/ Michael E. Healy
		Name:	Michael E. Healy
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

23.1	Consent of Independent Certified Public Accountants.

99.1	Audited consolidated financial statements of Corvisa LLC, as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014.

99.2
Unaudited pro forma condensed combined balance sheet for ShoreTel, Inc. and Corvisa LLC as of September 30, 2015 and unaudited pro forma condensed combined statement of operations of ShoreTel, Inc. and Corvisa LLC, for the three months ended September 30, 2015 and for the year ended June 30, 2015.